EXHIBIT 10.81

**** indicates material that has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the U.S. Securities and Exchange Commission.

ARP-HCI-02-CAT-122-15	I&L –Lloyd’s

DOC: May 20, 2015

INTERESTS AND LIABILITIES AGREEMENT

attaching to, and forming part of, the

CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

(hereinafter called the “Contract”)

EFFECTIVE: JUNE 1, 2015

issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

(hereinafter called the “Reinsured”)

by

SWISS REINSURANCE AMERICA CORPORATION

(SIGNED BY SWISS RE UNDERWRITERS AGENCY INC., ITS AUTHORIZED REPRESENTATIVE)

(hereinafter called the “Subscribing Reinsurer”)

Under the terms of this Contract the above Subscribing Reinsurer agrees to assume severally and not jointly with other participants

Limit and Retention	Participation	Dollar Line
$123,000,000 xs $426,000,000	5.000%	$6,150,000

of the liability in the layer(s) described in the attached Contract including the same corresponding proportional participation of the Reinsurers’ additional obligations set forth within the layer(s) upon which the Subscribing Reinsurer participates described above.

Brokerage

****% of Ceded Reinsurance Premium

It is Also Agreed that as respects the above Subscribing Reinsurer in the attached Contract, the following paragraphs shall be amended to the Contract:

Paragraph (3) of ARTICLE 2 – TERM, shall read as follows:

Notwithstanding the provisions of paragraph (1) above, the Reinsured may reduce or terminate a Reinsurer’s percentage share in this Contract at any time by giving advanced written notice to the Reinsurer in the event any of the following circumstances occur:

Subparagraph (a) of Paragraph (3) of ARTICLE 2 – TERM, shall read as follows:

The Reinsurer’s policyholders’ surplus (or its equivalent under the Reinsurer’s accounting system) as reported in such financial statements of the Reinsurer as designated by the Reinsured, has been reduced by 20.0% of the amount of surplus (or the applicable equivalent) relative to the value at December 31, 2014; or

ARP-HCI-02-CAT-122-15	I&L – SRAC

DOC: May 20, 2015

Paragraph (2) of ARTICLE 3 – EXCLUSIONS, shall read as follows:

With the exception of subparagraphs (c), (f), (g), (h) and (k) of paragraph (1) above, should any judicial, regulatory or legislative entity having legal jurisdiction invalidate any exclusion on the Reinsured’s Policy, any amount of loss for which the Reinsured is liable because of such invalidation will not be excluded hereunder.

Subparagraph (a) of Paragraph (1) of ARTICLE 5 – REINSTATEMENT, shall read as follows:

The “Special Reinstated Limit,” applicable to Excess Layer 5, shall be calculated as follows:

i.	The Ultimate Net Loss of such Loss Occurrence (prior to deduction of recoveries from the inuring “Deemed FHCF Coverage”) less the Trigger Point (the total of which is subject to a minimum of zero and a maximum of $123,000,000); divided by

ii.	$123,000,000; multiplied by

iii.	“Reinsurer’s Contract Limit” for Excess Layer 5 less the “Reinsurer’s Per Occurrence Limit” for Excess Layer 5 in Schedule A.

Paragraph (4) of ARTICLE 5 – REINSTATEMENT, shall read as follows:

“Trigger Point” as used herein shall be equal to the following:

a.	$1,141,000,000; less

b.	$123,000,000.

Paragraph (4) of ARTICLE 7 – RATE AND PREMIUM, shall read as follows:

If the Reinsured elects to reduce or terminate a Reinsurer’s participation percentage in accordance with paragraph (3) of the Term Article prior to December 1, 2015, the “Minimum Premium” shall not apply. Further, the adjusted premium as otherwise determined above shall be replaced with the following:

a.	In the event a loss occurs prior to the effective date of reduction or termination and the Reinsurer’s liability for such Loss Occurrence exceeds the “Deposit Premium,” the reinsurance premium for the Term of this Contract shall equal the “Deposit Premium” times the ratio the loss recoverable bears to the “Reinsurer’s Per Occurrence Limit.”

b.	In the event no loss occurs prior to the effective date of reduction or termination or a loss occurs whereby the Reinsurer’s liability for such Loss Occurrence is less than the “Deposit Premium,” the reinsurance premium for the Term of this Contract shall equal the pro rata portion of the reinsurance premium otherwise due hereunder based on the proportion the Term of this Contract bears to six months.

Paragraph (1) of ARTICLE 19 – FUNDING OF RESERVES, shall read as follows:

The Reinsurer agrees to fund its share of the Reinsured’s ceded unearned premium (including, but not limited to, the unearned portion of any deposit premium installment as calculated by the Reinsured) and outstanding loss and Loss Adjustment Expense reserves (including all case reserves plus any reasonable amount estimated to be unreported from known Loss Occurrences) by:

a.	Clean, irrevocable and unconditional Letter of Credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of Letters of Credit and acceptable to said insurance regulatory authorities; and/or

ARP-HCI-02-CAT-122-15	I&L – SRAC

DOC: May 20, 2015

b.	Escrow accounts for the benefit of the Reinsured; and/or

c.	Cash advances;

if the Reinsurer:

a.	Is unauthorized in any state of the United States of America or the District of Columbia having jurisdiction over the Reinsured and if, without such funding, a penalty would accrue to the Reinsured on any financial statement it is required to file with the insurance regulatory authorities involved.

For purposes of this Contract, the Lloyd’s United States Credit for Reinsurance Trust Fund shall be considered an acceptable funding instrument. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

All other Terms and Conditions remain unchanged.

Signed in                                 , on this              day of                     , 20

SWISS REINSURANCE AMERICA CORPORATION

(SIGNED BY SWISS RE UNDERWRITERS AGENCY INC., ITS AUTHORIZED REPRESENTATIVE)

BY:

TITLE:

Signed in                                 , on this              day of                     , 20

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

BY:

TITLE:

ARP-HCI-02-CAT-122-15	I&L – SRAC

DOC: May 20, 2015